CREDIT AGREEMENT

                          ($5,000,000 Subordinate Debt)

         This Credit Agreement (the "Agreement") is entered into as of the 31st day of May, 2001, by and between INTERLOTT TECHNOLOGIES, INC., a Delaware corporation, ("Borrower") and FIFTH THIRD BANK, an Ohio banking corporation, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 ("Bank").

Section 1.        Definitions.

         Certain capitalized terms have the meanings set forth on Exhibit 1 hereto. All financial terms used in this Agreement but not defined on Exhibit 1 have the meanings given to them by generally accepted accounting principles as in effect on the date hereof. All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2.        Loans.

         2.1      Term Loan.

                    (a) Bank agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (the "Term Loan") to Borrower on the date of this Agreement in the amount of $5,000,000. Borrower's obligation to pay the Term Loan will be evidenced by its promissory note (the "Term Note") in substantially the form of Exhibit 2.1 attached hereto. The Term Note will be dated the date of this Agreement.

                    (b) Interest will accrue on the principal amount of the Term Note at the rate of 12% per annum. Interest only payments will be made in immediately available funds at the principal office of the Bank in accordance with the terms of the Term Note. The entire principal amount of the Term Note, plus all accrued and unpaid interest and any other charges, advances or fees required to be paid hereunder, will be due and payable on June 30, 2003.

                    (c) The proceeds of the Term Loan will be used to finance the acquisition of certain assets of On-Point Technology Systems, Inc. ("On Point"), and for other general corporate matters .

                    (d) The indebtedness evidenced by the Term Note is expressly subject to the terms of a Standby and Subordination Agreement by and between Bank and Borrower of even date herewith in the form attached hereto as Exhibit 2.1(d).

         2.2 Time of Payment. All payments of principal and interest made by Borrower shall be made no later than 2:00 P.M., on the Business Day such payments are due. All amounts paid after such time will be credited on the following date.

         2.3 Prepayment. Borrower may prepay any portion of the Term Loan without premium or penalty but only if: (a) Borrower is in full compliance with the Senior Debt Credit Facility, and (b) all pre-payments are made in increments of $500,000, and (c) all pre-payments are made not earlier than 40 days after the close of each fiscal quarter, and not later than 50 days after the close of each fiscal quarter, commencing on September 30, 2001.

         2.4      Fees.

                    (a) Closing Fee: Borrower will pay to Bank, a one-time, non-refundable closing fee (the "Closing Fee") equal to 2% of the face amount of the Note, being $100,000.00, due and payable upon execution of this Agreement.

                    (b) Success Fee: On the date which is fifty-one (51) days after the end of each fiscal quarter, Borrower shall pay to Bank a success fee equal to 1% of the unpaid principal balance of the Note outstanding on the last day of the fiscal quarter for each of the four (4) fiscal quarters ending on September 30, 2001, December 31, 2001, March 31, 2002, and June 30, 2002; and equal to 1.5% of the unpaid principal balance of the Note outstanding on the last day of the fiscal quarter for each of the four (4) fiscal quarters ending on September 30, 2002, December 31, 2002, March 31, 2003,
                         and June 30, 2003 (the "Success Fee").

                    (c) Reimbursement of Expenses: On the date hereof, Borrower will reimburse Bank for all of its reasonable costs and expenses incurred in negotiating, reviewing and preparing this Agreement, the Note, the other Loan Documents and all other documents required to consummate the transactions contemplated hereby, including but not limited to attorney's and other professional's fees.

Section 3.        Representations And Warranties.

         Except as set forth on the Disclosure Schedule attached as Exhibit 3 to the Senior Debt Credit Facility or the legal opinion of Taft, Stettinius & Hollister provided to Bank in connection herewith , Borrower hereby warrants and represents to Bank the following:

         3.1 Organization and Qualification. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Term Note and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which failure to be so qualified or licensed would have a material adverse effect on the Borrower. All information provided by Borrower to Bank with respect to Borrower and its operations is true and correct in all material respects.

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

         3.2. Due Authorization. The execution, delivery and performance by Borrower of this Agreement, the Term Note and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the certificate of incorporation or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound except any anti-assignment clause in a Lease or other contract with any lottery (if any) nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Bank herein. Borrower has duly executed and delivered this Agreement, the Term Note and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with the transaction, except as required by any Lease or other contract with any lottery.

         3.3. Litigation. There are no suits or proceedings pending or threatened against Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

         3.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

         3.5 Business. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

         3.6 Licenses, etc.. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as currently conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

         3.7 Laws and Taxes. Borrower is in material compliance with all material laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable except for the current Arizona privilege tax dispute in which the disputed amount shall not exceed $250,000.00. No taxing authority has asserted or assessed any


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

additional tax liabilities against Borrower which are outstanding on the date of this Agreement, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

         3.8 Financial Condition. All financial information relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Bank fairly reflects the financial conditions or results of operations of Borrower and has been prepared in accordance with generally accepted accounting principles consistently applied except for internally prepared financial information shall not include footnotes or year end adjustments. Borrower had at the date of such financial statement no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any material damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent Borrower's financial statement by Borrower to Bank.

         3.9 Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Bank, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens"): (a) current taxes and assessments not yet due and payable,
(b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, (d) any security interests, pledges, assignments or mortgages granted to Bank to secure the repayment or performance of the Obligations, (e) normal easements or rights of way or similar restrictions on real property which do not adversely affect Borrower's use of said real estate, (f) ordinary arms length market leases of Borrower's assets to third parties as reflected or noted on such balance sheet or notes thereto, and (g) purchase money security interests or capital leases permitted pursuant to Section 5.1 of this Agreement.

         3.10 Defaults. Borrower is in material compliance in the aggregate with all material agreements applicable to it and there does not now exist any material in the aggregate default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Certificate of Incorporation or Bylaws, or (b) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other material instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

         3.11     Environmental Laws.

                  (a) Borrower has obtained all material permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.


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

                    (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                    (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

         3.12 Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

         3.13 ERISA. Borrower and all individuals or entities which along with Borrower would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance in all material respects with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time ("ERISA"). Borrower and each of its ERISA Affiliates are in compliance in all material respects with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event").

Section 4.        Affirmative Covenants.

         4.1 Books and Records. Borrower will maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Bank in evaluating the status of the Loans as it may reasonably request from time to time. Borrower will give Bank reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

         4.2 Financial Statements. Borrower will maintain a standard and modern system for accounting and will furnish to Bank:


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

                    (a) Within forty-five (45) days after the end of each month, a copy of Borrower's internally prepared financial statements for that month and for the year to date in a form reasonably acceptable to Bank, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

                    (b) Within ninety (90) days after the end of each fiscal year, a copy of Borrower's financial statements for that year audited by a firm of independent certified public accountants acceptable to Bank (which acceptance will not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification;

                    (c) All of the statements referred to in (a) and (b) above shall be in conformance with generally accepted accounting principles except that in regard to financial statements delivered under 4.2(a) such financial statements shall not have footnotes or year end adjustments;

                    (d) With the statements submitted under (a) and (b) above, a certificate in the form as set forth in Exhibit 4.2
                         (d) to the Senior Debt Credit Facility signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Bank and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained in this Agreement;

                    (e) Prior to the end of each fiscal year, a projected income statement and projected statement of cash flow for the subsequent fiscal year prepared in accordance with generally accepted accounting principles consistently applied;

                    (f) Immediately upon any CFO, CEO, COO or other senior officer that deals with the Credit Agreement and or the Loan Documents of Borrower ("Responsible Officer of Borrower") obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

                    (g) Upon request, copies of all federal, state and local income tax returns and such other information as Bank may reasonably request, including but not limited to, a listing of all transactions with affiliates of Borrower;

                    (h) On the date hereof and within forty-five (45) days after the end of each calendar month, Borrower will deliver to Bank a Collateral Report in the form as set forth in Exhibit 4.2(h) to the Senior Debt Credit Facility and Account Receivable Aging Reports in the form regularly used by Bank's commercial loan customers provided however if Borrower's monthly availability on average for the prior calendar month is on average less than $1,000,000.00 then Bank may require and Borrower shall provide Collateral Reports more frequently (but not more frequently than weekly) as requested by Bank; and

                    (i) With all financial statements delivered to Bank as provided in (a) and (b) above, Borrower shall deliver to Bank a Compliance Certificate in the form attached to the Senior Debt Credit Facility as Exhibit 4.2(d) confirming, in addition to the other information set forth therein, the Borrower's compliance with the financial covenants set forth herein and that no Event of Default has occurred.

                    (j) Borrower shall within fifteen days of the close of each fiscal quarter complete, execute and deliver to Bank the certificate attached to the Senior Debt Credit Facility as Exhibit 4.2(j).

         If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above will be the financial statements of Borrower and all such subsidiaries prepared on a consolidated basis.

         4.3 Condition and Repair. Borrower will maintain its assets in good repair and working order (normal wear and tear excepted) and will make all appropriate repairs and replacements thereof except for obsolete assets or assets no longer used in Borrower's business.

         4.4 Insurance. Borrower will insure its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement reasonably satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

         4.5 Taxes. Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Bank is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles .

         4.6 Existence; Business. Borrower will (a) maintain its existence, and (b) engage primarily in business of the same general character as that now conducted .

         4.7 Compliance with Laws. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and will immediately notify Bank of any violation of any material rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any material environmental or safety and health rule, regulation, statute, ordinance or law.

         4.8 Notice of Default. Borrower will, within three (3) days of its knowledge thereof, give written notice to Bank of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

         4.9 Costs. Borrower will pay to Bank its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), expert fees, court costs, litigation and other expense (collectively, "Costs") incurred or paid by Bank in connection with the negotiating, documenting, administering and enforcing the Facility, the Loans and the Loan Documents and the defense, preservation and protection of Bank's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Bank. If Borrower fails to pay the Costs when upon such demand, Bank is entitled to disburse such sums as an advance under the Facility. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Notes. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

         4.10 Depository/Banking Services. So long as this Agreement is in effect, Bank will be the principal depository in which a majority of Borrower's funds are deposited, and the principal bank of account of Borrower, as long as


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

this Agreement is in effect, and Borrower will maintain in its principal bank account at all times collected funds of at least .875% of the total amount of the Facility and shall grant Bank the first and last opportunity to provide any corporate banking services required by Borrower and its Affiliates, including, without limitation, payroll, cash management, treasury management, and employee benefit plan services.

         4.11 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank, all monies so paid by Bank on behalf of Borrower will be deemed Loans and Obligations.

         4.12 Assignment of Lease Proceeds. Borrower shall use its best efforts to deliver to the Bank original fully executed Assignment of Lease Proceeds for all of Borrower's Leases executed by Borrower and all lessees within sixty (60) days of the Closing Date or for Leases executed after the Closing Date within sixty (60) days of the execution of the Lease. All Assignments of Lease Proceeds shall be in the form set forth in Exhibit 7.1 (g) to the Senior Debt Credit Facility or with such minor variations therefrom as reasonably approved by Bank.

         4.13 Leases. Borrower shall make available for review by Bank copies of all Borrower's Leases executed by Borrower and all lessees at the Closing and shall deliver copies of all new Leases executed by Borrower and lessees after the Closing within five (5) days of execution.

         4.14 Intellectual Property. Borrower shall, within ten (10) days of request by Bank, execute and deliver to Bank such security documents as reasonably requested by Bank to perfect a first priority security interest in the intellectual property of Borrower including but not limited to the Borrower's trademarks and patents.

Section 5.        Negative Covenants.

         5.1 Indebtedness. Borrower will not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations in excess of $750,000 in the aggregate in any calendar year without the written consent of Bank in its sole discretion except that the limitation contained herein shall not apply to performance bonds required to be maintained in connection with lottery leases.

         5.2 Prepayments. Borrower will not voluntarily prepay any Indebtedness owing by Borrower prior to the stated maturity date thereof other than (i) the Obligations, except as permitted herein, and (ii) Indebtedness to trade creditors where the prepayment will result in a discount on the amount due or is paid in the ordinary course of business.


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

         5.3      [Intentionally Omitted]

         5.4      [Intentionally Omitted]

         5.5 Pledge or Encumbrance of Assets. Other than the Permitted Liens, Borrower will not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Bank, Liens existing on the date of this Agreement which have been disclosed to and approved by Bank and Liens imposed by law which secure amounts not at the time due and payable.

         5.6 Guarantees and Loans. Borrower will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business nor make any advance or loan other than in the ordinary course of business as presently conducted, including, without limitation, loans and advances to employees, officers or directors of Borrower except for (i) advances to employees, officers or directors for travel, entertainment and similar expenses in amounts outstanding at any given time not to exceed $500,000.00, (ii) a presently outstanding loan to Edmund Turek in the amount of $280,000 which may be increased by not more than $350,000 and which shall be paid off at such time as Borrower makes the Preferred Share Redemption and, (iii) other loans to officers, directors or employees in amounts in the aggregate outstanding at any one time not to exceed $500,000.

         5.7 Share Interest; Distributions. Borrower will not (a) declare or pay any distributions excepting dividends to equity shareholders (provided however dividends to equity shareholders may not be made at such time as there is an Event of Default and an Event of Default is Continuing or where such dividend shall cause an Event of Default) (b) make any payments of any kind to its shareholders (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments to shareholders employed by Borrower and dividends to shareholders) or (c) redeem any shares of its equity interests in any fiscal year except the redemption on or about April 1, 2001 or at any time thereafter of all the issued and outstanding preferred stock of Borrower for redemption price of $1,350,000.00 (the "Preferred Share Redemption").

         5.8      [Intentionally Deleted]

         5.9 Merger Purchase of Assets; Disposition of Assets. Borrower will not (a) merge or consolidate with any corporation, including but not limited to affiliates except in regards to an Acquisition or (b) sell, transfer or otherwise dispose of all or substantially all of its assets, whether now owned or hereafter acquired .

         5.10 Transactions with Affiliates. Borrower will not (except as permitted under Section 5.6 hereof) (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, (b) directly or indirectly make any loans or advances to or investments in any of its Affiliates, (c) enter into any transaction with any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of Borrower's business, or
(d) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Borrower or its shareholders hold a direct or indirect interest.


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

         5.11 Investments. Borrower will not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other firm, partnership, corporation or entity other than in regards to an Acquisition and/or short term investments of excess working capital in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000.

         5.12     [Intentionally Omitted]

         5.13 Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth to be less than the amounts set forth below on the dates set forth below:


                  Date                             Minimum Amount

                  5/31/01                          $15,953,000
                  9/30/01                          $16,617,000
                  12/31/01                         $18,142,000
                  3/31/02                          $18,151,000
                  6/30/02                          $18,738,000
                  9/30/02                          $19,365,000
                  12/31/02                         $19,221,000
                  3/31/03                          $19,726,000
                  6/30/03                          $19,968,000
                  9/30/03                          $20,000,000
                  12/31/03                         $20,000,000
                  3/31/04                          $20,000,000

5.14     [Intentionally Omitted]

         5.15 Funded Debt / EBITDA Ratio. Borrower will not at any time permit its Funded Debt to EBITDA ratio to exceed the ratio set forth below for Funded Debt as calculated on the date below and for EBITDA calculated based on a trailing twelve month period from the date set forth below:

               Determination Date                          Ratio

               6/30/01                                     3.00 : 1
               9/30/01                                     3.10 : 1
               12/31/01                                    3.00 : 1
               3/31/02                                     3.00 : 1
               6/30/02                                     2.50 : 1
               9/30/02                                     2.50 : 1
               12/31/02                                    2.25 : 1
               3/31/03                                     2.25 : 1
               6/30/03                                     2.00 : 1
               9/30/03                                     2.00 : 1
               12/31/03                                    1.75 : 1
               3/31/04                                     1.75 : 1
               6/30/04                                     1.75 : 1

         5.16 Indebtedness to EBITDA Ratio. Borrower will not at any time permit its Indebtedness to EBITDA ratio to exceed the ratio set forth below for Indebtedness as calculated on the date below and for EBITDA calculated based on a trailing twelve month period from the date set forth below:

               Determination Date                          Ratio

               6/30/01                                     3.50 : 1
               9/30/01                                     3.50 : 1
               12/31/01                                    3.50 : 1
               3/31/02                                     3.50 : 1
               6/30/02                                     3.25 : 1
               9/30/02                                     3.25 : 1
               12/31/02                                    3.00 : 1
               3/31/03                                     3.00 : 1
               6/30/03                                     2.75 : 1
               9/30/03                                     2.75 : 1
               12/31/03                                    2.50 : 1
               3/31/04                                     2.50 : 1
               6/30/04                                     2.50 : 1

         5.17 Maximum Annual Capital Expenditures. Borrower will not make any capital expenditure, or any commitment therefore, or obtain equipment subject to a purchase money security interest, trust deed or lease, in an amount exceeding $500,000 in the aggregate in any calendar year, without the written consent of Bank in its sole discretion.

         5.18 Minimum Fixed Charge Coverage Ratio. Borrower will not at any time permit its Fixed Charge Coverage Ratio to be less than the ratio set forth below calculated based on a trailing twelve month period from the date set forth below:

             Determination Date                             Ratio

             6/30/01                                        2.25 : 1
             9/30/01                                        2.25 : 1
             12/31/01                                       2.25 : 1
             3/31/02                                        2.25 : 1
             6/30/02                                        3.00 : 1
             9/30/02                                        3.00 : 1
             12/31/02                                       3.00 : 1
             3/31/03                                        3.00 : 1
             6/30/03                                        3.00 : 1
             9/30/03                                        3.00 : 1
             12/31/03                                       3.00 : 1
             3/31/04                                        3.00 : 1
             6/30/04                                        3.00 : 1

         5.19 Cancelled Lease Units. Commencing on June 30, 2001, and measured at the end of each subsequent fiscal quarter, Borrower shall not permit lottery machines subject to Leases to be cancelled during the preceding twelve month period which either: a) exceed a number equal to 15% of the total number of lottery machines being leased by Borrower as of the end of such fiscal quarter, or b) exceed 10% of the lottery machines being leased by the Borrower as of the end of such fiscal quarter and which cancelled leases arise from two or more states.


Section 6.        Events of Default and Remedies.

         6.1 Events of Default. Any of the following events will be an Event of Default ("Event of Default"):

          (a) any representation or warranty made by Borrower herein or in any of the Loan Documents is incorrect when made or reaffirmed and such misrepresentations and/or breached warranties in the aggregate are material; or

          (b) Borrower defaults in the payment of any principal or interest on any Obligation for two (2) business days after such payment is due and payable, by acceleration or otherwise; or

          (c) Borrower fails to observe or perform any covenant, condition or agreement herein, in the Term Note or in the Senior Debt Credit Facility, and fails to cure such default within 30 days of the earlier of (i) written notice thereof from Bank to Borrower if such default is not known by a Responsible Officer of Borrower or
               (ii) knowledge of a Responsible Officer of such default, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, (iii) any breach in any negative covenant set forth in Section 5 hereof, or (iv) any breach of any covenant which has already occurred; or

          (d) a court enters a decree or order for relief with respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for forty-five (45) days without dismissal; or

          (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

          (f) Borrower defaults under the terms of any Indebtedness or lease involving obligations of the Borrower in the aggregate of $100,000.00 or more and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments which right is not contested by Borrower or is determined by any court of competent jurisdiction to be valid; or

          (g) final judgment of the payment of money is rendered against Borrower and remains undischarged for 10 days during which execution is not effectively stayed; or

          (h)  the dissolution of Borrower; or

          (i) the commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien which is not discharged within ten (10) days of Borrower's knowledge thereof against any of the Collateral or any property securing the repayment of any of the Obligations; or

          (j) the loss, theft or substantial damage to the Collateral or any property securing the repayment of the Obligations which is not fully covered by insurance (subject to a reasonable deductible) if the result of such occurrence will be, in Bank's reasonable judgment, the failure or inability of Borrower to continue substantially normal operation of its business within thirty (30) days of the date of such occurrence; or

          (k) (i) the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or Lien purporting to be created by any of the Loan Documents will for any reason (other than as a result of Bank's fault) cease to be a valid, perfected lien subject to no other liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Bank in writing; or

          (l) Bank has called for additional security from the assets of Borrower and the Borrower has not furnished such additional security on demand; or

          (m) a Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a Reportable Event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of Borrower's employee benefit plans; or

          (n) the filing of any lien or charge against the Collateral or any part thereof which is not removed to the satisfaction of Bank within a period of 30 days thereafter; or

          (o) the abandonment by Borrower of all or any material part of the Collateral.or

          (p) the prepayment of all or any part of the Term Note of Borrower to Bank (except as authorized by the Note or the other documents relating thereto).

          (q) the failure of Borrower to pay the Success Fee and Closing Fee to Bank within two (2) business days after such payment is due as provided herein.

         6.2 Remedies. If any Event of Default occurs and the Event of Default is Continuing, Bank may (i) cease advancing money hereunder, (ii) declare all Obligations to be immediately due and payable, whereupon such Obligations will immediately become due and payable, (iii) exercise any and all rights and remedies provided by applicable law and the Loan Documents, (iv) proceed to realize upon the Collateral or any property securing the Obligations, including, without limitation, causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, all without presentment, demand, protest, or notice of any kind, each of which are hereby expressly waived by Borrower. Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws.

         6.3 Setoff. Subject to the prior rights of the holders of the Senior Indebtedness, if any Event of Default occurs and the Event of Default is Continuing, Bank is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Bank, including but not limited to certificates of deposit.

         6.4 Default Rate. After the occurrence of an Event of Default and the Event of Default is Continuing, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will accrue interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         6.5      Intentionally Omitted

         6.6 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshaling of assets which may be secured by any of the Loan Documents.

         6.7 Effect of Termination. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated.

         6.8      Intentionally Omitted.

Section 7.        Conditions Precedent.

         7.1 Conditions to the Loan. Bank will have no obligation to make or advance the Term Loan until Borrower has delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

               (a)  Executed  versions  of the Term Note in the form of  Exhibit
                    2.1 attached hereto.

               (b) A Certificate of Borrower in the form of Exhibit 7.1(b) to the Third Amendment to Credit Agreement executed of even date herewith, and all attachments thereto.

               (c) A favorable opinion of counsel to Borrower, substantially in the form of Exhibit 7.1(c) attached hereto.

               (d) The Closing Fee and the reimbursements of Bank's expenses contained in Section 2.4 (c) hereof have been paid in full.

               (e) A Certificate of Insurance as described in Section 4.4 hereof, if same has not previously been provided to Bank.

               (f) Bank shall have completed to its reasonable satisfaction an audit of the books and records of Borrower. It is understood, however, that any such audit by Bank will in no respect waive Bank's rights to pursue remedies upon an Event of Default.

               (g) Such additional information and materials as Bank may reasonably request.

               (h) UCC searches, tax lien and litigation searches, insurance certificates, notices or other documents which Bank may require to reflect, perfect or protect Bank's first priority lien in the Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction.

               (i)  An  Amendment  to  Mortgage  of  Intellectual   Property  of
                    Borrower in a form reasonably acceptable to Bank.

         7.2 Conditions to Term Loan. On the date of the Term Loan, the following statements will be true:

                  (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date except for those changes permitted under this Agreement;

                  (b) No event will have occurred and be continuing, or would result from such Term Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

Section 8.        Miscellaneous Provisions.

         8.1 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement will not in any way be affected. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full and the Term Loan is terminated.

         8.2 Waiver by Borrower. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof. Borrower hereby waives all suretyship defenses, including but not limited to, all defenses set forth in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

         8.3 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign or transfer any of its rights or delegate any of its obligations under this Agreement or under any of the Loan Documents, by operation of law or otherwise. Bank (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participation in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about a Borrower which Bank may possess at any time.

         8.4 Subsidiaries. If Borrower has any additional Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower" and each Subsidiary individually and in the aggregate, and Borrower will cause each Subsidiary to be in compliance therewith.

         8.5 Security. The Obligations are secured as provided herein, in this Agreement, the Senior Debt Credit Facility, the Security Agreement, in the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations. Notwithstanding anything contained in the Credit Agreement or the Loan Documents to the contrary, to the extent of any prohibition in a Lease applicable thereto, the assignment of the payments and/or rights under each Lease from Borrower to Bank shall not be effective as to each Debtor under a Lease until such time as the Assignment of Lease Proceeds shall be executed by such Debtor.

         8.6 Survival. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Term Note.

         8.7 Delay or Omission. No delay or omission on the part of Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor will the action or omission to act by Bank upon the occurrence of any Event of

Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

         8.8 Notices. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

             To Borrower:              INTERLOTT TECHNOLOGIES, INC.
                                       7697 Innovation Way
                                       Mason, Ohio 45040-9695
                                       Attention:   Dennis W. Blazer

             With a copy to:           Jeffrey S. Schloemer, Esq.
                                       Taft, Stettinius & Hollister, LLP
                                       1800 Firstar Tower
                                       425 Walnut Street
                                       Cincinnati, Ohio 45202

             To Bank:                  Fifth Third Bank
                                       38 Fountain Square Plaza
                                       Cincinnati, Ohio 45263
                                       Attention: J. Jeffrey Pasquale

             With a copy to:           Jeffrey P. Harris, Esq.
                                       Statman, Harris, Siegel & Eyrich, LLC
                                       2900 Chemed Center
                                       255 East Fifth Street
                                       Cincinnati, Ohio 45202

         Either party may change such address by sending written notice of the change to the other party.

         8.9 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any partnership, joint venture or other relationship between Bank and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

         8.10 Indemnification. If after receipt of any payment of all or part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

         8.11 Governing Law; Jurisdiction. This Agreement, the Note and the other Loan Documents will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.





                       THIS SPACE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

                                       INTERLOTT TECHNOLOGIES, INC.


                                       By:________________________________

                                       Its:_______________________________


                                       FIFTH THIRD BANK


                                        By:________________________________

                                        Its:________________________________

                                    EXHIBITS
                                       TO
                                CREDIT AGREEMENT
                                     BETWEEN
                          INTERLOTT TECHNOLOGIES, INC.
                                       AND
                                FIFTH THIRD BANK


Exhibit 1 - Definitions

Exhibit 2.1 - Term Note

Exhibit 2.1(d) - Subordination Agreement

Exhibit 7.1 (c) - Form of Opinion of Borrower's Counsel

                                    EXHIBIT 1

                                   DEFINITIONS

1. "Acquisitions" means any purchase of assets from a third party or merger or consolidation with a third party (all of the foregoing being in the same business as Borrower) which (i) requires a purchase price consisting of cash payments at closing or required thereafter in connection with the closing plus assumed liabilities (in accordance with general accepted accounting principles), but exclusive of any contingent obligations that would not be treated as a liability in accordance with generally accepted accounting principles and/or any contingent liabilities associated with earn out or deferred payment provisions based on future performance, of not more than fifty percent (50%) of the average excess availability under the Revolving Loans for the thirty day period prior to the acquisition and (ii) Borrower has delivered to Bank at least thirty (30) days prior to the acquisition projected proforma financial statements for the Borrower for the period after the acquisition to the Termination Date in a form reasonably acceptable to the Bank prepared in accordance with generally accepted accounting principles and certified as complete and correct by an officer of Borrower and evidencing future compliance with the terms of the Agreement in a manner reasonably acceptable to Bank.

2. "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a). For purposes of this definition, control of a person shall mean
     (a) the power, direct or indirect, (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise, or (b) the ownership, direct or indirect, of ten percent (10%) or more of any class of equity securities of such person.

3. "Business Day" means any day which the Bank and the Federal Reserve Bank of Cleveland is open for business.

4. "Calculation Date" means in regards to the calculation of Funded Debt to EBITDA Ratio the first day of the calendar month following the month of receipt by Bank from Borrower of Borrower's audited financial statement for any calendar year end period or receipt from Borrower by Bank of Borrower's 10K or 10Q for any other calendar quarter provided however if such audited financial statement, 10K or 10Q is received in the last three (3) business days of the month it shall be deemed received in the next calendar month. Borrower shall deliver to Bank its audited calendar year end financial statement within 5 days of its receipt by Borrower and its 10K or 10Q within five (5) days of filing by the Borrower.

5. "Collateral" has the meaning assigned to that term in any Security Agreement between Borrower and Bank.

6. "Default Rate" means three percent (3%) in excess of the interest rate otherwise in effect under amounts outstanding under the Note. In no event will the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

7. "EBITDA" means net income of Borrower before taxes, interest expense, depreciation and amortization expenses, plus principal payments received from sales type lease payments, and less extraordinary gains.

8. "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

9.   "ERISA" means the Federal Employee Retirement Income Security Act of 1974.

10. "Event(s) of Default" will have the meaning set forth in Section 6.1 of the Agreement.

11. "Event of Default is Continuing" shall mean that an Event of Default has occurred and has not been cured by the Borrower, provided however an Event of Default cannot be cured in the following circumstances: (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance in accordance with the terms of the Agreement or related documents (provided however one breach of the maintenance of insurance during the term of this Agreement for a period of not more than three (3) business days prior to its cure shall be capable of cure) or failure to permit inspection of the Collateral or books and records of the Borrower, or (iii) more than two (2) breaches of Section 6.1(b) of the Agreement in any calendar year.


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

12. "Fixed Charge Coverage Ratio" means the ratio of (a) Borrower's EBITDA for the applicable measurement period to (b) Borrower's Fixed Charges for the applicable measurement period.

13. "Fixed Charges" means the sum of Borrower's scheduled principal payments (including principal payments arising from the acquisition of the assets of On-Point), interest, dividends, income tax expense as reported on Borrower's profit and loss statements, capital lease payments and unfinanced capital expenditures (excluding Borrower's cost of lottery machines subject to Leases) for the applicable measurement period. Notwithstanding the foregoing, Fixed Charges shall not include principal payments on the Subordinated Debt.

14. "Funded Debt" means the sum of Borrower's Obligations to Bank or any other lender or financial institution for borrowed money, including capitalized leases, and Subordinated Debt, and the total amount of outstanding debt of Borrower incurred in acquiring the assets of On-Point (including but not limited to the $9,000,000 seller note), as reflected on Borrower's balance sheet

15. "Funded Debt to EBITDA Ratio" means the ratio of Borrower's Funded Debt to the Borrower's EBITDA. The Funded Debt to EBITDA Ratio shall be calculated for each calendar quarter on each Calculation Date (as defined in the Senior Debt Credit Facility) and shall be effective from each Calculation Date to the subsequent Calculation Date. The calculation of the Funded Debt to EBITDA Ratio shall be based upon Borrower's audited year end financial statement for the year end calculation and upon applicable securities filing forms 10Q or 10K for other calendar quarterly periods. The calculation shall be made on a trailing twelve month basis. The first calculation period shall commence for the twelve month period ending March 31, 2001.

16. "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (c) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of

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

     business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

17. "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

18. "Loan Documents" means this Agreement, the Term Note and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

19.  "Loans" means the Term Loan.

20. "Mortgage[s]" means all mortgages, deeds of trust or trust deeds executed by Borrower encumbering real property of Borrower to secure the repayment of the Obligations.

21.  "Note" means the Term Note.

22. "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to each of Bank and the Affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Term Note and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Affiliate of Fifth Third Bancorp under this Agreement or any other document or instrument related to any of the foregoing.

23.  "On Point" means On Point Technology Systems, Inc..

24.  "Permitted  Liens" has the meaning assigned thereto as set forth in Section
     3.9 hereof.

25. "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

26.  "Responsible  Officer of Borrower" has the meaning assigned to that term in
     Section 4.2(f) of this Agreement.

27. "Security Agreement" means any Security Agreement executed between Borrower and Bank, securing the Obligations.

28. "Senior Debt Credit Facility" shall mean that certain Credit Agreement by and between Borrower and Bank originally dated January 25, 2001, as amended thereafter, the most recent amendment being a Third Amendment to Credit Agreement dated of even date herewith

29. "Senior Indebtedness" means all Obligations of Borrower to Bank under the Senior Debt Credit Facility.

30. "Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

31. "Success Fee" shall have the meaning assigned to that term in Section 2.4(b) of this Agreement.

32. "Tangible Net Worth" means the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower, and the value of all leases acquired from On Point, all as determined and/or valued in accordance with generally accepted accounting principles, after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary plus subordinated debt there to Borrower's shareholders as a result of cash loans to the Borrower, minus the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of Borrower: (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses); (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as good-will, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;
     (iii) the amount by which aggregate net inventories or aggregate net

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

     securities appearing on the consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; (iv) any subsequent write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset; and (v) any outstanding stock warrants.

33. "Term Loan" has the meaning assigned to that term in Section 2.1 of this Agreement.

34. "Term Note" has the meaning assigned to that term in Section 2.1 of this Agreement.




































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